UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[X]  Definitive Proxy Statement

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[_]  Soliciting Material Pursuant to Section 240.14a-12

REGIONAL HEALTH PROPERTIES, INC.

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(Name of Registrant as Specified In Its Charter)

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REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard

Suite 100

Suwanee, Georgia  30024

November 20, 2019

Dear Regional Health Properties Shareholders:

It is my pleasure to invite you to attend this year’s Annual Meeting of Shareholders, which will be held on Monday, December 23, 2019, at Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time.  We look forward to personally seeing as many of our shareholders as possible.

The Notice of 2019 Annual Meeting of Shareholders and the accompanying proxy statement provide information concerning matters to be considered and voted on at the Annual Meeting.  At the Annual Meeting, we also will report on our business and other matters of current interest to our shareholders and respond to appropriate questions.

Whether or not you expect to attend the Annual Meeting, we urge you to vote by completing and returning your proxy card or voting instruction form. You also may vote your shares over the Internet or by telephone as described on your proxy card or voting instruction form. If you attend the Annual Meeting, then you may revoke the proxy and vote your shares in person.

Thank you for your continued interest in Regional Health Properties.

Sincerely,

Brent Morrison

Chief Executive Officer and President

REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard

Suite 100

Suwanee, Georgia  30024

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, DECEMBER 23, 2019

DATE AND TIME	Monday, December 23, 2019, at 10:00 a.m. local time
PLACE	Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia
ITEMS OF BUSINESS

•To elect the four director nominees named in the accompanying proxy statement to serve until our 2020 Annual Meeting of Shareholders (Proposal 1);

•To consider an advisory vote on executive compensation (“Say-on-Pay”) (Proposal 2);

•To consider an advisory vote to determine shareholder preference on the frequency of the Say-on-Pay vote (“Say-When-on-Pay”) (Proposal 3);

•To ratify the appointment of Cherry Bekaert, LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal 4); and

•To transact such other business as may properly come before the 2019 Annual Meeting and any adjournments thereof.

RECORD DATE

November 18, 2019. Only shareholders of record of our common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the 2019 Annual Meeting of Shareholders and any adjournments or postponements thereof.

ANNUAL REPORT	Our Annual Report on Form 10-K for the year ended December 31, 2018 accompanies the proxy statement.
PROXY VOTING

Even if you plan to attend the 2019 Annual Meeting of Shareholders in person, we urge you to vote by proxy as soon as possible.  You may vote by telephone, over the Internet or by mail by following the instructions on your proxy card or voting instruction form.  You may vote in person at the 2019 Annual Meeting of Shareholders even if you have previously returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders to be Held on Monday, December 23, 2019:  This notice, the accompanying proxy statement, the form of proxy card and the Annual Report on Form 10-K for the year ended December 31, 2018 are available free of charge at https://www.cstproxy.com/regionalhealthproperties/2019.

By Order of the Board of Directors,

Nicole Parker

Corporate Secretary

Suwanee, Georgia

November 20, 2019

i

ii

REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard

Suite 100

Suwanee, Georgia  30024

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Regional Health Properties, Inc. (the “Company” or “we”) is furnishing this proxy statement in connection with the solicitation by its Board of Directors (the “Board of Directors” or the “Board”) of proxies for the Company’s 2019 Annual Meeting of Shareholders, and any adjournments and postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2019 Annual Meeting of Shareholders. The Annual Meeting will be held on Monday, December 23, 2019, at Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time.

Proxies are solicited by the Board to give all shareholders of record and entitled to vote at the Annual Meeting an opportunity to vote on the proposals to be presented at the Annual Meeting, even if they cannot attend the Annual Meeting in person. We have designated Brent Morrison, our Chief Executive Officer and President, and E. Clinton Cain, our Interim Chief Financial Officer (hereafter, the “Proxy Holders”), to vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies.

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of 2019 Annual Meeting of Shareholders, this proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”), are available free of charge at https://www.cstproxy.com/regionalhealthproperties/2019. We expect to mail this proxy statement and accompanying form of proxy card to shareholders of record beginning on November 22, 2019.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you were a holder of record of the Company’s common stock (the “common stock”) at the close of business on November 18, 2019 (the “record date”).  Holders of record of the common stock are entitled to vote on all matters coming before the Annual Meeting. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Holders of the Company’s 10.875% Series A Cumulative Redeemable Shares (the “Series A Preferred Stock”) are not entitled to receive notice of, or vote at, the Annual Meeting.

How many votes am I entitled to for each share I hold?

Each share of common stock is entitled to one vote on each of the director nominees and one vote on each other matter presented at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of shareholders holding at least a majority of the common stock outstanding as of the close of business on the record date will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of the November 18, 2019 record date, we had 1,688,219 shares of common stock outstanding - meaning that 844,110 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. For purposes of determining whether a quorum exists, broker non-votes (as described below) and proxies received but marked “ABSTAIN” will be counted.

If a quorum is not present at the scheduled time of the Annual Meeting, then we may adjourn or postpone the Annual Meeting until a quorum is present. Any adjournment or postponement of the Annual Meeting may be made from time to time by the affirmative vote of at least a majority of the voting shares represented in person or by proxy at the Annual Meeting. Any adjournment or postponement of the Annual Meeting because of the absence of a quorum will be voted upon by the Proxy Holders pursuant to the discretionary authority granted to them by the proxy card.  The time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days or the Board fixes a new record date for the adjourned or postponed Annual Meeting, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the Annual Meeting.

What matters will be voted on at the Annual Meeting?

Holders of the common stock are being asked to vote on the following proposals:

•	Election of the four director nominees named this proxy statement to serve until the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) (Proposal 1);

•	Advisory vote on executive compensation (“Say-on-Pay”) (Proposal 2);

•	Advisory vote on the frequency of the Say-on-Pay vote (“Say-When-on-Pay”) (Proposal 3); and

•	Ratification of the appointment of Cherry Bekaert, LLP (“Cherry Bekaert”) as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal 4).

Your proxy also will give the Proxy Holders the authority to vote in their discretion on any other business on which you are entitled to vote and which properly comes before the Annual Meeting and all adjournments or postponements thereof.

What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1:	Election of the four director nominees named in this proxy statement to serve until the 2020 Annual Meeting

With respect to the election of directors, you may vote “FOR” or “WITHHOLD” for each director nominee.  The four director nominees receiving the highest number of votes cast will be elected. This number is called a “plurality.”  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 2:	Advisory vote on executive compensation (Say-on-Pay)

Approval of this proposal, on an advisory basis, requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. This is an advisory vote and, therefore, is not binding.

Proposal 3:	Advisory vote on the frequency of the Say-on-Pay vote (Say-When-on-Pay)

There will be no approval or adoption of a resolution relating to this matter. Rather, the Board will consider the results of the vote and other relevant information in establishing the Company’s policy on the frequency of future advisory votes on Say-on-Pay. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.  This is an advisory vote and, therefore, is not binding.

Proposal 4:	Ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm

With respect to this proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN.”  Approval of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of the four director nominees named in this proxy statement to serve until the 2020 Annual Meeting (Proposal 1);

•	“FOR” the approval, on an advisory basis, of our executive compensation (Proposal 2);

•	In favor, on an advisory basis, of the option that calls for future Say-on-Pay votes to be held every “3 YEARS” (Proposal 3); and

•	“FOR” the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal 4).

What happens if a director nominee is unable to stand for election?

If a director nominee is unable to stand for election, then the Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. If the Board designates a substitute nominee, then shares represented by proxies voted for the director nominee unable to stand for election will be voted for the substitute nominee. At the time this proxy statement was printed, the Board was unaware of any director nominee who is unable to stand for election.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this proxy statement should properly come before the Annual Meeting, then the Proxy Holders will vote the shares represented by valid proxies in their discretion.  At the time this proxy statement was printed, the Board was unaware of any other matters that might be properly brought for shareholder action at the Annual Meeting.

What is the difference between a shareholder of record and a shareholder who holds shares in “street name”?

If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock”), then you are considered a shareholder of record of the common stock with respect to those shares. Shareholders of record of the common stock will receive proxy materials, including a proxy card, by mail.

Your shares are held in “street name” if they are held in the name of, or through, a broker, bank or other nominee and, in such case, you are the “beneficial holder” of the shares held for you. Beneficial holders of shares will receive from their broker, bank or other nominee instructions regarding how to vote their shares.

How do I vote?

If you are a shareholder of record, meaning that your shares are registered directly in your name and are not held through a broker, bank or other nominee, then you have four voting options. You may vote your shares in any one of the following ways:

•	Vote by phone using the toll-free number shown on your proxy card;
•	Vote over the Internet on the website shown on your proxy card;
•	Mark, sign, date and return your proxy card in the postage-paid envelope; or
•	Vote in person at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares as soon as possible by proxy.

If your shares are held in street name, meaning that your shares are held in the name of, or through, a broker, bank or other nominee, then you should refer to the instructions provided by your broker, bank or other nominee regarding how to vote your shares or how to revoke previously given voting instructions. The availability of Internet and telephone voting depends on the voting processes offered by your broker, bank or other nominee. As a beneficial holder of shares, you have the right to direct how your broker, bank or other nominee votes your shares.

If your shares are held in street name, then to be able to vote your shares in person at the Annual Meeting you must obtain a legal proxy from your bank, broker or other nominee that specifies the number of shares you owned at the close of business on the record date and bring the legal proxy with you to the Annual Meeting.

If you have questions regarding how to vote, call our Corporate Secretary at (678) 368-4381.

Will my shares be voted if I do not vote using one of the methods described in my proxy card or voting instruction form or if I do not vote in person at the Annual Meeting?

If you are a shareholder of record and you do not complete, sign and return your proxy card, vote by telephone, vote over the Internet or attend the Annual Meeting and vote in person, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the Annual Meeting.

Under certain circumstances, including the election of directors and matters involving executive compensation, brokers and banks are prohibited from exercising discretionary authority for beneficial holders who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, for as long as a routine matter is also being voted on, and in cases where the shareholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a broker or bank has authority to vote its shares on uninstructed matters is determined by stock exchange rules. Brokers and banks will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to Proposal 4 but not with respect to any other proposal.

We encourage beneficial holders to provide instructions to their broker, bank or other nominee by voting their proxy. This action ensures their shares will be voted at the Annual Meeting in accordance with their wishes.

What if I complete, sign and return my proxy card, vote by telephone or vote over the Internet but do not specify how I want to vote?

If you complete, sign and return your proxy card, or complete the Internet or telephone voting procedure, but do not specify how you want to vote your shares, then we will vote them as follows:

•	“FOR” the election of the four director nominees named in this proxy statement to serve until the 2020 Annual Meeting (Proposal 1);
•	“FOR” the approval, on an advisory basis, of our executive compensation (Proposal 2);
•	In favor, on an advisory basis, of the option that calls for future Say-on-Pay votes to be held every “3 YEARS” (Proposal 3); and
•	“FOR” the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal 4).

Can I change my vote or revoke my proxy?

If you are a shareholder of record, then you can change your vote within the regular voting deadlines by voting again by telephone or over the Internet, by completing, signing and returning a later dated proxy or by attending the Annual Meeting and voting in person.  If you are a shareholder of record, then you also can revoke your proxy by delivering a written notice of your revocation to the Corporate Secretary at Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia  30024.

If your shares are held in street name, then you should refer to the instructions provided by your broker, bank or other nominee regarding how to revoke your previously provided voting instructions.

Who will count the votes?

A representative of Continental Stock will act as the inspector of election and count the votes.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to shareholders or their designated representatives. If your shares are held by a bank, broker or other nominee, then you must bring your bank, broker or nominee statement evidencing your beneficial ownership as of the record date to gain admission to the Annual Meeting. We reserve the right to limit the number of designated representatives who may attend the Annual Meeting.

Who is soliciting proxies and what is the cost?

The Board is soliciting your proxy. The expense of preparing and printing and mailing this proxy statement and the proxies solicited hereby will be borne by us.  Solicitation will be made principally by mail. In addition to soliciting shareholders by mail, we will request banks, brokers and other custodians, nominees, and fiduciaries to forward solicitation materials or send a voting instruction form to the beneficial holders of shares held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. We may use the services of our directors, officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

Are you “householding” for shareholders sharing the same address?

We are sending only one 2018 Annual Report and one proxy statement to shareholders who share a single address. This is known as “householding.” However, if a shareholder of record residing at such an address wishes to receive a separate 2018 Annual Report or this proxy statement, he or she may contact Continental Stock by phone at (917) 262-2373, by e-mail at www.proxy@continentalstock.com or by mail at the following address: 1 State Street 30th Floor, New York, New York 10004. Shareholders of record who receive multiple copies of the 2018 Annual Report or this proxy statement may request householding by contacting Continental Stock using the preceding options. Beneficial holders who own shares through a broker, bank or other nominee may request householding by contacting the holder of record.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders to be Held on Monday, December 23, 2019:  This Proxy Statement, the form of proxy card and the 2018 Annual Report are available free of charge at https://www.cstproxy.com/regionalhealthproperties/2019.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

Our Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors shall be no less than three and no greater than twelve as may be determined by resolution of the Board from time to time. Our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and Bylaws provide that each director shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. By resolution and subject to the rights of the holders of the Series A Preferred Stock to elect two additional directors, the Board has fixed the number of directors at four.

The terms of the Series A Preferred Stock as set forth in the Articles provide that, because the Company has not declared a Series A Preferred Stock dividend for at least four quarters (which occurred as of September 30, 2018), the number of directors constituting the Board is automatically increased by two (to a current total of six) and the holders of the Series A Preferred Stock are entitled to vote as a class with respect to the election of those two directors at a special meeting called by the Company upon request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock. As of the date of the filing of this proxy statement, no such request from holders of record of at least 25% of the outstanding shares of Series A Preferred Stock has been received by the Company.

Director Nominees

All of our current directors have been selected by the Board, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), to stand for election at the Annual Meeting to serve until the 2020 Annual Meeting and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Certain information about each director nominee’s experience, qualifications and skills are set forth below.

Name	Age	Occupation	Independent	Director Since	Committee Memberships
Michael J. Fox*	42	Chief Executive Officer of Park City Capital, LLC	Yes	October 2013	Audit Compensation Nominating**
Brent Morrison	43	Chief Executive Officer and President, and Managing Director of Zuma Capital Management LLC	No	October 2014
Kenneth W. Taylor	58	Chief Operations Officer and Chief Financial Officer of Cellairis	Yes	February 2018	Audit** Compensation Nominating
David A. Tenwick	81	Founder of the Company and independent business consultant	Yes	August 1991	Audit Compensation** Nominating

*Lead Independent Director

**Committee Chair

***Audit Committee Financial Expert

For additional information about the director nominees and their experience, qualifications and skills, see “Board of Directors - Directors and Director Nominees.”  For arrangements regarding the directors’ service as directors, see “Board of Directors - Arrangements with Directors Regarding Election.”

Each director will be elected by a plurality of the votes cast.  The four director nominees receiving the greatest number of votes will be elected to the Board.  Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” the election to the Board of the director nominees named above to serve until the 2020 Annual Meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If any director nominee is unable to serve, then proxies may be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any director nominee will not be able to serve if so elected.

Board Recommendation

The Board unanimously recommends a vote “FOR” the election to the Board of each of the director nominees named above.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing to shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This is commonly known as a “Say-on-Pay” vote.

Our executive compensation programs are designed to: (i) motivate, retain and recruit the executive talent needed to drive shareholder value and help us grow our business; (ii) reward the achievement of short-term and long-term performance goals; (iii) establish an appropriate relationship between executive pay and short-term and long-term performance; (iv) balance salary and incentive compensation to encourage performance; and (v) align the interests of our named executive officers with those of our shareholders. See “Executive Compensation” for additional details about our executive compensation programs, including information about the 2018 compensation of our named executive officers.

We are asking shareholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement. This Say-on-Pay vote gives shareholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement. Accordingly, we will ask shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Regional Health Properties, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation” section of this proxy statement pursuant to the SEC’s compensation disclosure rules, which disclosure includes the compensation tables and narrative discussion.”

The Say-on-Pay vote is advisory and, therefore, not binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). The Board and the Compensation Committee value the opinions of our shareholders. To the extent there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval, on an advisory basis, of the compensation of our named executed officers as disclosed above requires that the votes cast in favor of Proposal 2 exceed the votes cast against Proposal 2. Unless otherwise instructed, the Proxy Holders will vote proxies held by them “FOR” the approval of the compensation of our named executive officers as described above.

The Board unanimously recommends a vote “FOR” the advisory vote on executive compensation.

PROPOSAL 3:

ADVISORY VOTE ON FREQUENCY OF THE SAY-ON-PAY VOTE (SAY-WHEN-ON-PAY)

Pursuant to Section 14A of the Exchange Act and the Dodd-Frank Act, we also are providing the shareholders an opportunity to cast a separate non-binding, advisory vote indicating how frequently we should seek a Say-on-Pay vote on executive compensation. The vote provides shareholders with four voting choices regarding the frequency of a Say-on-Pay vote: (i) 1 year; (ii) 2 years; (iii) 3 years; or (iv) abstain. Shareholders will not be voting to approve or disapprove the recommendations of the Board.

After careful consideration, the Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company and, therefore, recommends that you vote in favor of a three-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered the importance of receiving regular input from shareholders on important issues, such as our compensation policies, practices and procedures. The Board recognizes, however, that well-structured executive compensation programs should include plans designed to drive the creation of shareholder value over the long term and do not simply focus on short-term gains. Accordingly, the Board believes a triennial vote would be the most appropriate option for the Company because it would provide the Company with time to assess the effectiveness of our executive compensation programs over the long term and to thoughtfully respond to shareholder concerns and evaluate whether any actions are necessary to address those concerns.

The vote on the preferred frequency of the say-on-pay vote is advisory and, therefore, not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee will consider the results of the vote, as well as other communications from shareholders, in determining the frequency of future say-on-pay votes. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the non-binding option recommended by our shareholders.

Unless otherwise instructed, the Proxy Holders will vote proxies held by them in favor of a “3 YEAR” frequency on the say-on-pay vote as described above.

The Board unanimously recommends a vote for the “3 YEAR” option as the preferred frequency of the Say-on-Pay vote.

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has authority to retain and terminate the Company’s independent registered public accounting firm. On July 18, 2018, the Audit Committee appointed Cherry Bekaert as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. The Audit Committee considered a number of factors in determining to appoint Cherry Bekaert as our independent registered public accounting firm, including the firm’s professional qualifications and resources, past performance, expertise in our industry, tenure and capability in handling the breadth and complexity of our business.

Although shareholder ratification of the appointment of Cherry Bekaert is not required, the Audit Committee and the Board are submitting the selection of Cherry Bekaert for ratification to obtain the view of the shareholders with respect to this matter.  If the shareholders do not ratify the appointment of Cherry Bekaert, then the Audit Committee will evaluate whether to select a different independent auditor.

KPMG LLP (“KPMG”) served as our independent registered accounting firm until July 18, 2018 and audited our consolidated financial statements for the years ended December 31, 2017 and 2016. The reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives of Cherry Bekaert are expected to be present at the Annual Meeting.  The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Approval of the notification of the appointment of Cherry Bekaert as our independent registered accounting firm requires that the votes cast “FOR” Proposal 4 exceed the votes cast against Proposal 4. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” Proposal 4.

The Board unanimously recommends a vote “FOR” the ratification of Cherry Bekaert as our independent registered public accounting firm for the year ending December 31, 2019.

GOVERNANCE

Board Structure

Our Articles and Bylaws provide the Board with flexibility to select the appropriate leadership structure for the Company.  The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be a management or a non-management director.  Currently, the Board does not have a Chairman of the Board.

Mr. Fox serves as the Lead Independent Director of the Board (the “Lead Independent Director”). As the primary interface between management and the Board, the Lead Independent Director provides a valuable counterweight to a combined Chairman and Chief Executive Officer role (if and when one exists) and serves as a key contact for the independent directors, thereby enhancing the Board’s independence from management.  The Lead Independent Director’s responsibilities include as applicable, among other things:

•	Consulting with the Chairman of the Board (or the Chief Executive Officer, if there is no Chairman of the Board) regarding the agenda for Board meetings;
•	Scheduling and preparing agendas for meetings of non-management directors;
•	Presiding over meetings of non-management directors and executive sessions of meetings of the Board from which employee directors are excluded;
•	Acting as principal liaison between non-management directors and the Chairman of the Board (or the Chief Executive Officer, if there is no Chairman of the Board) on sensitive issues; and
•	Raising issues with management on behalf of the non-management directors when appropriate.

The Board employs a number of corporate governance measures to provide an appropriate balance between the respective needs for the operational and strategic leadership provided by management directors, on one hand, and the oversight and objectivity of independent directors, on the other.  These corporate governance measures include having a Lead Independent Director with the responsibilities described above, having all of our standing Board committees consist entirely of independent directors, and having each independent director serve on Board committees. Further: (i) all directors play an active role in overseeing the Company’s business both at the Board and committee levels; (ii) directors have full and free access to members of management; and (iii) each of the Board committees has the authority to retain independent financial, legal or other experts as it deems necessary. Also, the Lead Independent Director holds separate executive sessions of non-management directors and independent directors as he deems necessary.

The Board believes that not having a Chairman of the Board and having a Lead Independent Director is the most appropriate leadership structure for the Company at this time because of the small size of the Board.

Independence of Directors and Director Nominees

On January 1, 2018, the Board consisted of the following directors: Messrs. Fox, Morrison and Tenwick. Mr. Taylor was appointed to the Board on February 1, 2018.

The NYSE American listing standards for smaller reporting companies require that at least 50% of the members of a listed company’s board of directors qualify as “independent,” as defined under NYSE American rules and as affirmatively determined by the company’s board of directors. After review of all the relevant transactions and relationships between each director (and his family members) and the Company, senior management and our independent registered public accounting firm, the Board affirmatively determined that, at all times during the year ended December 31, 2018, and through the date of this proxy statement, each of Messrs. Fox, Taylor and Tenwick was independent within the meaning of applicable NYSE American rules.

For purposes of determining the independence of Mr. Fox, the Board considered the letter agreement, dated October 1, 2013, among the Company, Mr. Fox and an affiliate of Mr. Fox regarding his service as a director. See “Board of Directors - Arrangements with Directors Regarding Election.”

Director Nomination Process

With respect to the director nomination process, the Nominating Committee’s responsibilities include reviewing the size and overall composition of the Board and recommending changes to the Board; identifying and recommending to the Board qualified individuals to become Board members; making recommendations to the Board with respect to retirement arrangements or policies for Board members; monitoring and reviewing any issues relating to the independence of directors; considering director candidates recommended by shareholders; assisting the Board in developing processes and procedures for evaluating Board nominees recommended by shareholders; and recommending to the Board directors to be elected by the Board to fill vacancies.

The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC rules and the NYSE American listing standards and their willingness, ability and availability for service, as well as other criteria established by the Nominating Committee. The Nominating Committee believes that continuity in leadership maximizes the Board’s ability to exercise meaningful oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board and its committees.

The Nominating Committee will consider the recommendations of shareholders regarding potential director candidates. Any shareholder who wishes to have the Nominating Committee consider a candidate for election by the Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a shareholder to nominate a potential director candidate, see “Additional Information - Procedures for Business Matters and Director Nominations for Consideration at the 2020 Annual Meeting.” A proposed nomination that does not comply with these procedures will not be considered by the Nominating Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by shareholders.

Board Diversity

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Nominating Committee will consider and discuss diversity, among other factors, with a view toward the role and needs of the Board as a whole. When identifying and recommending director nominees, the members of the Nominating Committee generally will view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board.  The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board that best serves the needs of the Company and its shareholders.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s risk oversight and method for determining what constitutes an appropriate level of risk for us. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. The Nominating Committee’s risk oversight responsibilities include recommending qualified nominees to be elected to the Board by our shareholders, reviewing and assessing periodically our policies and practices on corporate governance, and overseeing an annual evaluation of the Board.  In addition, in setting compensation, the Compensation Committee strives to create a combination of short-term and longer-term incentives that encourage a level of risk-taking behavior consistent with our business strategy.

Code of Ethics

We have adopted a written code of conduct, our Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions). Our Code of Business Conduct and Ethics is available in the corporate governance subsection of the Investors page of our website at www.regionalhealthproperties.com and also may be obtained, without charge, by contacting the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.

Communication with the Board and its Committees

The Board welcomes communications from shareholders. Shareholders may send communications to the Board, any of its committees or one or more individual directors, in care of the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024. Any correspondence addressed to the Board, any of its committees or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

BOARD OF DIRECTORS

Directors and Director Nominees

Set forth below is, as of the date of this proxy statement, certain biographical information for each of our four director nominees, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that each individual should serve as a director.

Michael J. Fox.  Mr. Fox, age 42, has served as a director since October 2013 and Lead Independent Director since April 2015. Mr. Fox is the Chief Executive Officer of Park City Capital, LLC (“Park City”), a value-oriented investment management firm he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan in New York, most recently as Vice President and Senior Business Services Analyst. As J.P. Morgan’s Senior Business Services Analyst, Mr. Fox headed the firm’s Business Services equity research group from 2005 to 2008.  From 2000 to 2005, Mr. Fox was a member of J.P. Morgan’s Leisure equity research group which was consistently recognized by Institutional Investor’s All America Research Team.  Mr. Fox also serves on the board of directors of Resonant Inc. Mr. Fox’s expertise and background in the financial and equity markets and his involvement in researching the commercial real estate industry provide experience that the Board considers valuable.

Brent Morrison.  Mr. Morrison, age 43, has served as the Company’s Chief Executive Officer and President since March 25, 2019, as Interim Chief Executive Officer and Interim President since October 18, 2017, and as a director since October 2014. Mr. Morrison is currently the Managing Director of Zuma Capital Management LLC, a position he has held since 2012. Prior thereto, Mr. Morrison was a Research Analyst for Wells Fargo Advisors from 2012 to 2013, the Senior Research Analyst at the Strome Group, a private investment firm, from 2009 to 2012, a Research Analyst at Clocktower Capital, LLC, a global long/short equity hedge fund based in Beverly Hills, California, from 2007 to 2009 and a Vice President of Wilshire Associates, a financial consulting firm, from 1999 to 2007. Mr. Morrison also served on the board of directors of iPass Inc., which provides global enterprises and telecommunications carriers with cloud-based mobility management and Wi-Fi connectivity services, from May 2015 to June 2016. Mr. Morrison’s expertise and background in the financial and equity markets provide experience that the Board considers valuable.

Kenneth W. Taylor. Mr. Taylor, age 58, has served as a director since February 2018. Mr. Taylor is the Chief Financial Officer of H-E Parts International, a division of Hitachi Ltd and a leading supplier of parts, re-manufactured components and equipment to the global mining, heavy construction and energy industries, since March 2019. Previously, Mr. Taylor served as Chief Operations Officer and Chief Financial Officer for Cellairis, a leading supplier of mobile device accessories and repair services through 500 domestic and international franchisee operated company-leased stores since June 2012. Previously, Mr. Taylor served as Chief Operation Officer and Chief Financial Officer, for Anisa International, Inc., a leading manufacturer of cosmetic brushes, from 2009 to 2012, as Chief Financial Officer for InComm Holdings, Inc., a leading supplier of prepaid and gift cards products and networks, from 2004 to 2009, as Chief Financial Officer for The Edge Flooring, a private equity-backed flooring startup manufacturer, from 2003 to 2004, Chief Financial Officer for Numerex Corporation , a leading supplier of IoT products and gateways, from 2002 to 2003, as Chief Financial Officer for Rodenstock NA, Inc., a startup ophthalmic lens manufacturer, from 2001 to 2002, as Corporate Controller for Scientific Games Corporation, a leading supplier of products and services to the global lottery industry, from 1987 to 2000. Since 2010, Mr. Taylor has also served as a director for Thanks Again, LLC, a leading supplier of loyalty and consumer engagement services to global airports. Mr. Taylor’s business and principal financial officer experience provide experience that the Board considers valuable.

David A. Tenwick.  Mr. Tenwick, age 81, is our founder and has served as a director since our organization was founded in August 1991. Mr. Tenwick also served as Chairman of the Board from our founding until March 2015 and as the Company’s Interim Chief Executive Officer and President from June 1, 2014 to November 1, 2014. Prior to our founding, Mr. Tenwick was an independent business consultant from 1982 to 1990. In this capacity, he has served as a director and an officer of several businesses, including

Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company that invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp Energy, Mr. Tenwick was an enforcement attorney for the SEC. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick’s tenure with the Company and legal and business background provide experience that the Board considers valuable.

Arrangements with Directors Regarding Election

On October 1, 2013, we entered into a letter agreement (the “Fox Agreement”) with Park City, and Mr. Fox pursuant to which the Board appointed Mr. Fox as a director of the Company effective October 23, 2013.

Pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City shall take such action as may be required so that all of the capital stock of the Company which is entitled to vote generally in the election of directors (the “Voting Securities”) and is beneficially owned by Park City, or any person who, within the meaning of Rule 12b-2 under the Exchange Act, is “controlling,” “controlled by” or “under common control with” Park City (the “Park City Group”), is voted in favor of each of the Board’s nominees to the Board at any and all meetings of our shareholders or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the Board.

In addition, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any member of the Park City Group or any affiliate or associate thereof to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following:

(i)solicit proxies or written consents of shareholders with respect to any Voting Securities, or make, or in any way participate in, any solicitation of any proxy to vote any Voting Securities (other than as conducted by us), or become a participant in any election contest with respect to us;

(ii)seek to call, or request the call of, a special meeting of shareholders or seek to make, or make, any shareholder proposal at any meeting of shareholders that has not first been approved in writing by the Board;

(iii)make any request or seek to obtain, in any fashion that would require public disclosure by us, Park City or their respective affiliates, any waiver or amendment of any provision of the Fox Agreement or take any action restricted thereby; and

(iv)except as permitted by the Fox Agreement, make or cause to be made any statement or announcement that constitutes an ad hominem attack on us or our officers or directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format.

Furthermore, pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Mr. Fox agrees to comply with all applicable policies and guidelines of the Company and, consistent with his fiduciary duties and his obligations of confidentiality as a member of the Board, to refrain from communicating to anyone any nonpublic information about us that he learns in his capacity as a member of the Board (which agreement shall remain in effect after Mr. Fox leaves the Board). Notwithstanding the foregoing, Mr. Fox may communicate such information to any member of the Park City Group who agrees to be bound by the same confidentiality restrictions applicable to Mr. Fox, provided that Mr. Fox shall be liable for any breach of such confidentiality by any such member. In addition, Mr. Fox has confirmed that each of the other members of the Park City Group has agreed not to trade in any of our securities while in possession of any nonpublic material information about us if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the Board, to trade in any of our securities during any blackout period imposed by us.

Committees of the Board

The Board has three standing committees that assist it in carrying out its duties - the Audit Committee, the Compensation Committee and the Nominating Committee.

Each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent under the listing standards of the NYSE American.  The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investors page of our website at www.regionalhealthproperties.com and may also be obtained, without charge, by contacting the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.  The following chart shows the membership of our standing committees, as of the date of this proxy statement.

Name	Audit Committee	Compensation Committee	Nominating Committee
Michael J. Fox	√	√	Chair
Brent Morrison	–	–	–
Kenneth W. Taylor	Chair	√	√
David A. Tenwick	√	Chair	√

Audit Committee. The Audit Committee was established in accordance with Section 3(e)(58)(A) of the Exchange Act.  The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed.  The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, reviews and reports upon various matters affecting the independence of the independent auditors and reviews with the independent auditors the results of the audit and management’s responses.  The Board has determined that Mr. Taylor qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and that he is independent for purposes of the NYSE American rules with respect to audit committee members.

Compensation Committee.  The Compensation Committee is responsible for establishing our compensation plans.  The Compensation Committee’s duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages.  The Compensation Committee approves the compensation of each senior executive and each member of the Board.  In approving the compensation of each senior executive (other than the Chief Executive Officer), the Compensation Committee may consider recommendations made by the Chief Executive Officer.  The Compensation Committee is also charged with the oversight of compensation plans and practices for all employees of the Company.  The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities.  The purpose of the Compensation Committee’s activity is to assure that our resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.

Nominating Committee.  The Nominating Committee is responsible for evaluating and recommending to the Board qualified nominees for election as directors and qualified directors for committee membership, establishing evaluation procedures and conducting an annual evaluation of the performance of the Board, developing corporate governance principles, recommending those principles to the Board and considering other matters pertaining to the size and composition of the Board.

Director Attendance at Board, Committee and Annual Shareholder Meetings

During 2018, the Board held 12 meetings in person or telephonically and took action by written consent nine times, and the Audit Committee, Compensation Committee and Nominating Committee held four, two and one meetings in person or telephonically, respectively.  Each director attended at least 75%, collectively, of the meetings of the Board and its committees on which he served during 2018. In addition, each director attended the 2018 Annual Meeting of Shareholders, except for Mr. Fox.  Directors are expected to make reasonable efforts to attend the Company’s annual meeting of shareholders.

DIRECTOR COMPENSATION

Director Compensation and Reimbursement Arrangements

On February 27, 2019, the Board and the Compensation Committee approved the Company’s director compensation plan for the year ending December 31, 2019. Pursuant to this plan, 2019 director fees for all directors (including Mr. Morrison), were set at $24,000 payable in cash in monthly payments of $2,000.00 for all months through December 2019, with some flexibility in the timing of payments from month to month based on the discretion of management.

On April 23, 2018, the Board and the Compensation Committee approved the Company’s director compensation plan for the year ended December 31, 2018. Pursuant to this plan, 2018 director fees for all directors (including Mr. Morrison), were set at $75,000, payable as follows: (i) $37,500 payable in cash; and (ii) $37,500 payable in restricted stock granted pursuant to our 2011 Stock Incentive Plan. The Company paid half the cash portion of the 2018 director fees in July 2018 and December 2018 (excluding such payment to Mr. Morrison), and granted, on April 24, 2018, to each of Messrs. Fox, Morrison and Tenwick a restricted stock award of 10,431 shares of common stock, and to Mr. Taylor a restricted stock award of 9,562 shares of common stock. All restricted stock awards vest as to one-third of the shares on each of January 1, 2019, January 1, 2020 and January 1, 2021. The cash and stock portions of Mr. Taylor’s 2018 director compensation were prorated based on his appointment to the Board in February 2018.

In addition, each director (including Mr. Morrison) also received, or will receive, a payment of $1,000 in cash for each in-person Board meeting attended during the year ended December 31, 2018 and ending December 31, 2019.  Directors are also reimbursed for travel and other out-of-pocket expenses in connection with their duties as directors.

Director Compensation Table

The following table sets forth information regarding compensation paid to our directors (except Mr. Morrison) for the year ended December 31, 2018. Director compensation paid to Mr. Morrison for the year ended December 31, 2018 is included in the “Other Compensation” column under “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

Name	Fees earned or paid in cash	Stock awards(1)	All other compensation (3)	Total
Michael J. Fox	$38,500	$37,500 (2)	—	$76,000
Kenneth W. Taylor	$38,375	$34,375 (3)	—	$72,750
David A. Tenwick	$38,500	$37,500 (2)	$1,499 (4)	$77,499

(1)

The amounts set forth reflect the full aggregate grant date market value of the awards granted.  For a description of the assumptions used to determine fair value, see Note 13- Stock Based Compensation to the Company’s audited consolidated financial statements included in the 2018 Annual Report.

(2)

Represents a restricted stock grant of 10,431 shares of common stock with a grant price of $3.595 per share which vests as to one-third of the shares on each of January 1, 2019, January 1, 2020 and January 1, 2021.

(3)

Represents a restricted stock grant of 9,562 shares of common stock with a grant price of $3.595 per share which vests as to one-third of the shares on each of January 1, 2019, January 1, 2020 and January 1, 2021.

(4)	The amounts set forth reflect amounts reimbursed for travel and other out-of-pocket expenses incurred in connection with director duties.

The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our directors (excluding Mr. Morrison) as of December 31, 2018 are shown below. Mr. Morrison’s outstanding equity awards as of December 31, 2018 are included in “Executive Compensation – Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End Table.”

	As of December 31, 2018
	Number of Shares Subject to Outstanding Options or Warrants (1)		Number of Shares of Unvested Restricted Stock (1)
Director	Exercisable	Unexercisable

Michael J. Fox (2)(3)	6,129	—	12,800
Kenneth W. Taylor (4)	—	—	9,562
David A. Tenwick (5)	2,315	—	12,800

(1)	Reflects our one-for-twelve reverse stock split of the common stock that became effective on December 31, 2018.
(2)	Excludes 27,369 shares subject to outstanding, exercisable warrants purchased by an affiliate of Mr. Fox unrelated to equity compensation.
(3)

Includes: (i) options to purchase 1,806 shares of common stock, with an expiration date of January 1, 2024, at an exercise price of $48.72 per share; (ii) options to purchase 4,323 of common stock, with an expiration date of December 17, 2024, at an exercise price of $46.80 per share; and (iii) a restricted stock grant of 12,800 shares of which vested/(vests) as follows (a) 4,158 shares on January 1, 2019, (b) 1,007 shares January 27, 2019, (c) 4,158 shares on January 1, 2020, and (d) 3,477 shares on January 1, 2021.

(4)	Represents a restricted stock grant of 9,562 shares of common stock which vests as to one-third of the shares on January 1, 2019, January 1, 2020 and January 1, 2021.
(5)

Includes: (i) options to purchase 2,315 shares of common stock, with an expiration date of January 1, 2024, at an exercise price of $48.72 per share; and (ii) the restricted stock grant of 12,800 shares of which vested/(vests) as follows (a) 4,158 shares on January 1, 2019, (b) 1,007 shares January 27, 2019, (c) 4,158 shares on January 1, 2020, and (d) 3,477 shares on January 1, 2021.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information with respect to our current executive officers as of the date of this proxy statement. Our executive officers serve at the discretion of the Board, subject to applicable employment arrangements. See “Executive Compensation – Compensation Arrangements With Executive Officers.”

Name	Age	Position
Brent Morrison	43	Chief Executive Officer and President
E. Clinton Cain	39	Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer

E. Clinton Cain. Mr. Cain, age 39, has served as the Company’s Interim Chief Financial Officer since October 18, 2017, as the Company’s Senior Vice President and Chief Accounting Officer since January 1, 2018 and the Company’s Senior Vice President, Chief Accounting Officer and Controller since February 4, 2016. Mr. Cain previously served as Vice President of Finance at the Company beginning September 2014, before which time he worked as a Senior Financial Analyst at the Company beginning in June 2011. Prior to joining the Company, Mr. Cain worked as an audit associate at Habif, Arogeti & Wynne, LLP, in Atlanta, Georgia, and Huber, Erickson, and Bowman, LLC, in Salt Lake City, Utah, both certified public accounting firms.

For biographical information for Mr. Morrison, see “Board of Directors – Directors and Director Nominees.”

Executive Compensation Tables

Summary Compensation Table.  The following table sets forth the compensation paid to, earned by or accrued for our principal executive officer and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2018 (collectively, our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Brent Morrison	2018	—	—	37,500(2)	255,126(3)	292,626
Chief Executive Officer, President and Director
(principal executive officer)	2017	—	—	37,500(4)	56,747(5)	94,247
E. Clinton Cain
Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer	2018	120,000	—	—	—	120,000
(principal accounting officer)**	2017	120,000	—	—	—	120,000

* Mr. Morrison, a director of the Company since October 2014, commenced serving as the Company’s Chief Executive Officer and President (and principal executive officer) on March 25, 2019 and was previously the Company’s Interim Chief Executive Officer and Interim President (and principal executive officer) from October 18, 2017.

** Mr. Cain commenced serving as the Company’s Interim Chief Financial Officer (and principal financial officer) on October 18, 2017.

(1)

The amounts set forth above reflect the full aggregate grant date fair value of the awards. See Note 13 – Stock Based Compensation to the Company’s audited consolidated financial statements included in the 2018 Annual Report.

(2)

Represents compensation paid to Mr. Morrison as a non-employee director for the year ended December 31, 2018, in the form of a restricted stock grant of 10,431 shares of common stock, with respect to 2018 compensation, that has a grant price of $3.595 per share which vests as to one-third of the shares on January 1, 2019, January 1, 2020 and January 1, 2021.

(3)

Represents: (i) fees paid to Mr. Morrison as a non-employee director for the year ended December 31, 2018 of $38,500; (ii) $36,626 reimbursed for travel and other out-of-pocket expenses in connection with his duties as Interim Chief Executive Officer and Interim President; and (iii) $180,000 paid for his services as Interim Chief Executive Officer and Interim President. See “Compensation Arrangements – With Executive Officers” below.

(4)

Represents compensation paid to Mr. Morrison as a non-employee director for the year ended December 31, 2017, in the form of a restricted stock grant of 2,043 shares of common stock with a grant price of $18.36 per share which vests as to one-third of the shares on January 1, 2018, January 1, 2019 and January 1, 2020.

(5)

Represents: (i) fees paid to Mr. Morrison as a non-employee director for the year ended December 31, 2017 of $38,500; (ii) $10,747 reimbursed for travel and other out-of-pocket expenses in connection with his duties as Interim Chief Executive Officer and Interim President; and (iii) $7,500 paid for his services as Interim Chief Executive Officer and Interim President.

Outstanding Equity Awards at Fiscal Year-End Table.  The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2018:

	OPTION AWARDS				STOCK AWARDS *
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Award: Total Number of Unearned Shares, Units or Other Rights that have Not Vested		Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Brent Morrison, Chief Executive Officer, President and Director (principal executive officer) **	4,323	—	$46.80	12/17/2024	12,800	(1)	$19,968
E. Clinton Cain, Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer) ***	375	—	$51.60	4/17/2023	—		$—

*	Reflects our one-for-twelve reverse stock split of the common stock that became effective on December 31, 2018.
**

Mr. Morrison, a director of the Company, commenced serving as the Company’s Interim Chief Executive Officer (and principal executive officer) on October 18, 2017 and as Chief Executive Officer (and principal executive officer) on March 25, 2019.

***	Mr. Cain commenced serving as the Company’s Interim Chief Executive Officer on October 18, 2017.
(1)	Restricted shares vest on the following schedule: 4,158 shares on January 1, 2019, 1,007 shares on January 27, 2019, 4,158 shares on January 1, 2020 and 3,477 shares on January 1, 2021.

Compensation Arrangements With Executive Officers

Mr. Morrison. Mr. Morrison, a director of the Company since October 2014, commenced serving as the Company’s Chief Executive Officer and President (and principal executive officer) on March 25, 2019 and Interim Chief Executive Officer and Interim President (and principal executive officer) since October 18, 2017.

On November 17, 2017, the Board and the Compensation Committee determined that Mr. Morrison shall receive, as compensation for his service as Interim Chief Executive Officer and Interim President, a cash payment in the amount of $15,000 per month, without withholdings, payable on a date to be determined by Mr. Morrison, as well as reimbursement for reasonable travel and other out-of-pocket expenses incurred by Mr. Morrison in connection with the performance of his duties as Interim Chief Executive Officer and Interim President.

On March 25, 2019, upon the Board’s appointment of Mr. Morrison as the Company’s Chief Executive Officer and President, the Board and the Compensation Committee determined that that Mr. Morrison’s current compensation plan will remain place until the Company negotiates and executes an employment agreement with Mr. Morrison.

On June 3, 2019, the Board approved a one-time bonus equal to three months of his current salary in the amount of $45,000 paid upon the closing of the four building sale to MED Healthcare Partners, LLC and upon repayment of the amounts owed to Pinecone Reality Partners II, LLC.

E. Clinton Cain.  Mr. Cain commenced serving as the Company’s Interim Chief Executive Officer and Senior Vice President on October 18, 2017. On February 4, 2016 the Board appointed Mr. Cain as the Company’s Senior Vice President, Chief Accounting Officer and Controller.

On June 3, 2019, the Board approved a one-time bonus equal to three months of his current salary in the amount of $37,500 paid upon the closing of the four building sale to MED Healthcare Partners, LLC and upon repayment of the amounts owed to Pinecone Reality Partners II, LLC.

The Compensation Committee has not yet made any determination regarding compensation for Mr. Cain in respect of this service as Interim Chief Financial Officer, however the Compensation Committee reviews salaries from time to time and provided for a discretionary annual salary increase of $30,000 effective January 1, 2019.

In connection with Mr. Cain’s employment and in respect of performance during the year ended December 31, 2015 prior to becoming an executive officer, the Company granted to Mr. Cain on January 1, 2016 a restricted stock award of 650 shares of common stock with a grant price of $29.88 per share, which vested with respect to one-third of such shares on January 1, 2017, January 1, 2018 and January 1, 2019.

Retirement Programs

Our retirement programs were designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. Until March 29, 2019 we maintained a 401(k) plan with a match of 20% of the first 5% of an employee’s contribution as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participated in the plans on the same basis as all other employees. We do not provide our named executive officers any special retirement benefits.

AUDIT COMMITTEE MATTERS

Change in Independent Registered Public Accounting Firm

On July 18, 2018, the Audit Committee concluded a competitive review process of independent registered public accounting firms. As a result of this process and following careful deliberation, on July 18, 2018, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm effective as of such date. The Company provided KPMG with formal notice of such dismissal on July 18, 2018.

The reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding KPMG’s dismissal, there were: (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG 's satisfaction, would have caused KPMG to make reference to the subject matter thereof in connection with its reports on the Company’s consolidated financial statements for such years; and (ii) no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

On July 18, 2018, the Audit Committee engaged Cherry Bekaert as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Cherry Bekaert's engagement, neither the Company nor anyone on its behalf consulted with Cherry Bekaert regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Cherry Bekaert concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2018:

The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions, and it operates under a written charter adopted by the Board.  The Audit Committee reviewed and discussed the consolidated financial statements for the year ended December 31, 2018, with management and Cherry Bekaert, the Company’s independent registered public accounting firm for the year ended December 31, 2018.  Management is responsible for the presentation and integrity of the Company’s consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting for the year ended December 31, 2018; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

Cherry Bekaert was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed Cherry Bekaert’s Report of Independent Registered Public Accounting Firm included in the 2018 Annual Report related to Cherry Bekaert’s audit of the consolidated financial statements of the Company for the year ended December 31, 2018.

The Audit Committee has discussed with Cherry Bekaert the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.  In addition, Cherry Bekaert has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Cherry Bekaert the firm’s independence.

Based on the foregoing discussions with and reports of management and the independent registered accounting firm of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2018, be included in the 2018 Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors,
Kenneth W. Taylor, Chair Michael J. Fox David A. Tenwick

Fees and Services of Our Independent Registered Public Accounting Firm

Pursuant to appointment by the Audit Committee, Cherry Bekaert and KPMG has audited the financial statements of the Company and its subsidiaries for the years ended December 31, 2018 and 2017, respectively.

The following table sets forth the aggregate fees that Cherry Bekaert and KPMG billed to the Company for the years ended December 31, 2018 and 2017, respectively. All of the fees were approved by the Audit Committee in accordance with its policies and procedures.

	December 31,
(Amounts in 000’s)	2018	2017
Cherry Bekaert
Audit fees (total)(1)	$120	$—
Audit‑related fees (total)(2)	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$120	$—

	December 31,
(Amounts in 000’s)	2018	2017
KPMG
Audit fees (total)(1)	$85	$385
Audit‑related fees (total)(2)	13	85
Tax fees	—	—
All other fees	—	—
Total fees	$98	$470

(1)

Audit fees include fees associated with professional services for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Audit-related fees include fees for additional services related to acquisitions, registration statements and other regulatory filings.

Pre-Approval Policy

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Riverchase.  On April 9, 2010, Riverchase Village ADK, LLC (“Riverchase”), then a wholly owned subsidiary of the Company, entered into a purchase agreement with a third party to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover, Alabama. On June 22, 2010, the Company assigned to Christopher F. Brogdon (a then director of the Company, beneficial owner of more than 5% of the common stock and the Company’s former Chief Acquisition Officer) 100% of the membership interests in Riverchase (the “Assignment”). On June 25, 2010, Riverchase, then owned by Mr. Brogdon, completed the acquisition of the Riverchase Village facility. Riverchase financed the purchase of the Riverchase Village facility by borrowing from the Medical Clinic Board of the City of Hoover, Alabama the proceeds from the issuance of certain bonds with an aggregate principal amount of $6.3 million (the “Riverchase Bonds”). As part of the financing, AdCare guaranteed Riverchase’s obligations under the Riverchase Bonds.

On November 20, 2015, Riverchase sold the Riverchase Village facility to Omega Communities, LLC for a purchase price of $6.9 million. In connection with such sale, the Riverchase Bonds were repaid in full, and AdCare was released from its guaranty of Riverchase’s obligations thereunder.

Letter Agreement with Brogdon.  On March 3, 2014, the Company and certain of its subsidiaries entered into a letter agreement (the “Letter Agreement”) with Mr. Brogdon and entities controlled by him, pursuant to which, among other things: (i) the parties agreed to terminate the management agreements between subsidiaries of the Company and the Brogdon entities under which the Company subsidiaries managed eight skilled nursing facilities located in Oklahoma owned by the Brogdon entities; and (ii) Mr. Brogdon executed a promissory note in favor of the Company in principal amount of $523,663, which represented amounts owed by the Brogdon entities pursuant to the management agreements and owed by GL Nursing, LLC (an entity controlled by Mr. Brogdon) to the Company in connection with the Company’s assignment to GL Nursing, LLC in May 2012 of the Company’s rights to acquire a skilled nursing facility located in Lonoke, Arkansas. The promissory note was originally payable in five equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014, and did not bear interest. The promissory note provided that, upon sale of the Riverchase Village facility, the Company would receive the sales proceeds in accordance with a schedule set forth in the promissory note.

On May 15, 2014, the Company and certain of its subsidiaries entered into an amendment to the Letter Agreement (the “Letter Agreement First Amendment”), pursuant to which the Company paid $92,323 (the “Tax Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interests to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Village facility. The parties also agreed to amend and restate the promissory note issued by Mr. Brogdon in favor of the Company to reflect a new principal amount of $615,986, which amount represents the original principal amount of the note plus the Tax Payment. Prior to the sale of the Riverchase Village facility in November 2015, the Company made a payment in the amount of $85,000 (the “Principal Obligation”) on behalf of Riverchase with respect to its obligations under the Riverchase Bonds. On October 10, 2014, Riverchase issued a promissory note in favor of the Company in the principal amount of $177,323, which represented the amount of Tax Payment plus the Principal Obligation. The note does not bear interest and was due upon the closing of the sale of the Riverchase Village facility.

On October 10, 2014, the Company and certain of its subsidiaries entered into a second amendment to the Letter Agreement, as amended (the “Letter Agreement Second Amendment”), with Mr. Brogdon and entities controlled by Mr. Brogdon, pursuant to which, among other things: (i) the Company reduced the principal amount of the promissory note issued by Mr. Brogdon by the amount equal to $92,323 (which represents the amount of the Tax Payment) plus $255,000 (which represents an offset of amounts owed by the Company to Mr. Brogdon under his consulting agreement with the Company, which terminated in November 2015); and (ii)

the parties agreed that the net sales proceeds from the sale of the Riverchase Village facility would be distributed so that any net sales proceeds shall first be paid to the Company to satisfy the $177,323 outstanding under the note issued by Riverchase to the Company.

On March 25, 2015, the Company and certain of its subsidiaries entered into a third amendment to the Letter Agreement (the “Letter Agreement Third Amendment”), with Mr. Brogdon and entities controlled by him, pursuant to which Riverchase and the Company agreed to amend the promissory note issued by Riverchase to the Company to: (i) increase the principal amount due under the promissory note issued by Riverchase to the Company by any additional real property tax payments made by the Company with respect to the Riverchase Village facility and (ii) to state that such promissory note would not bear interest. The Letter Agreement Third Amendment amended the Letter Agreement, among other things, to provide a schedule for the payment to the Company of the net sales proceeds resulting from a sale of the Riverchase Village facility. The Letter Agreement Third Amendment required that the net sales proceeds from such sale be distributed to the Company as follows: (i) an amount sufficient to satisfy all amounts due and owing under the promissory note issued by Riverchase to the Company; (ii) one-half of the then remaining net sales proceeds; (iii) an amount sufficient to satisfy the amounts due and owing under the promissory note issued by Mr. Brogdon to the Company; and (iv) the then remaining balance of net sales proceeds. In connection with the Letter Agreement Third Amendment, the Company and Mr. Brogdon amended the promissory note issued by Mr. Brogdon to the Company to provide that principal balance plus any accrued interest under the promissory note shall be due and payable on the earlier of: (a) December 31, 2015; or (b) the closing of the sale of the Riverchase Village facility.

On November 10, 2016, the Company and Mr. Brogdon further amended the promissory note issued by Mr. Brogdon to the Company to extend its maturity date to December 31, 2017. As a condition to such amendment, Winter Haven Homes, Inc. (“Winter Haven”), an entity owned and controlled by Mr. Brogdon, has agreed to waive payment of certain charges otherwise due and owing from the Company to Winter Haven from January 1, 2016 to July 31,2016.

As of December 31, 2017, principal due and payable under the promissory note: (i) issued by Mr. Brogdon to the Company was $268,663; and (ii) issued by Riverchase to the Company was $95,000. During the three months ended September 30, 2019, the Company ascertained the above amounts to be uncollectible and will no longer pursue any further collection action.

Personal Guarantor on Loan Agreements.  Mr. Brogdon serves as personal guarantor on certain loan agreements entered into by the Company prior to 2015. At November 18, 2019, the total outstanding principal owed under such loan agreements was approximately $5.2 million.

For a description of the arrangements between the Company and Mr. Fox regarding his service as a director, see “Board of Directors - Arrangements With Directors Regarding Election.”

Approval of Related Party Transactions

Each of the foregoing transactions was approved by the independent members of the Board without the related party having input with respect to the discussion of such approval. In addition, the Board believes that each of the foregoing transactions was necessary for the Company’s business and is on terms no less favorable to the Company than could be obtained from independent third parties. The Company’s policy requiring that independent directors approve any related party transaction is not evidenced by writing but has been the Company’s consistent practice.

STOCK OWNERSHIP

Ownership of the Common Stock

The following table furnishes information, as of November 18, 2019, as to shares of the common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of our director nominees, directors and our named executive officers identified in “Executive Compensation - Executive Compensation Tables - Summary Compensation Table”; and (iii) our directors and executive officers as a group. As of November 18, 2019, there were 1,688,219 shares of the common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (a) (2)		Percent of Outstanding Common Stock (3)
5% Beneficial Owners (Excluding Directors and Named Executive Officers):
Park City Capital, LLC (4)	89,869	(7)	5.3%
Christopher Brogdon (5)	85,390	(8)	5.1%
Connie B. Brogdon (6)	85,390	(9)	5.1%
Directors and Named Executive Officers:
Michael J. Fox	111,491	(10)	6.5%
David A. Tenwick	54,301	(11)	3.2%
Brent Morrison	19,817	(12)	1.2%
Kenneth Taylor	9,562	(13)	*
E. Clinton Cain **	1,025	(14)	*
All Directors and Executive Officers as a Group:	196,196		11.1%

(a)	Reflects our one-for-twelve reverse stock split of the common stock that became effective on December 31, 2018.
*	Less than one percent.
**	Mr. Cain commenced serving as the Company’s Interim Chief Financial Officer (and principal financial officer) on October 18, 2017.
(1)	The address for each of our directors and executive officers is c/o Regional Health Properties, Inc., 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024.
(2)	Except as otherwise specified, each individual has sole and direct beneficial voting and dispositive power with respect to shares of the common stock indicated.
(3)	Percentage is calculated based on 1,688,219 shares of common stock outstanding as of November 18, 2019.
(4)	The address for Park City is 200 Crescent Court, Suite 1575, Dallas, Texas 75201.
(5)	The address for Mr. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.
(6)	The address for Ms. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.
(7)

The information set forth in this table regarding Park City is based on a Schedule 13 D/A filed with the SEC on April 4, 2017 and other information known to the Company. Park City Capital Offshore Master, Ltd. has shared voting and dispositive power with respect to 81,348 of the shares. Park City Special Opportunity Fund, LP. has shared voting and dispositive power with respect to 8,521 of the shares. Park City has shared voting and dispositive power with respect to 89,869 of the shares. PCC SOF GP, LLC has shared voting and dispositive power with respect to 8,521 of the shares. Michael J. Fox has shared voting and dispositive power with respect to 89,869 of the shares. Park City Capital Offshore Master, Ltd. has warrants to purchase 27,369 shares of common stock. See “Board of Directors – Arrangements With Directors Regarding Election.”

(8)

Includes: (i) 20,044 shares of common stock held directly by Mr. Brogdon; and (ii) 65,346 shares of common stock held by Connie B. Brogdon (his spouse). Share information is based on a Form 4 filed with the SEC on December 17, 2014 and other information known to the Company.

(9)

Includes: (i) 20,044 shares of common stock held directly by Mr. Brogdon (her spouse); and (ii) 65,346 shares of common stock held by Ms. Brogdon. Share information is based on a Form 4 filed with the SEC on December 2, 2014 and other information known to the Company.

(10)

The information set forth in this table regarding Michael J. Fox is based on a Schedule 13 D/A filed with the SEC on April 4, 2017 and other information known to the Company. Includes: (i) 15,493  shares of common stock held directly by Mr. Fox; (ii) 62,500 shares of common stock held by affiliates of Mr. Fox; (iii) options to purchase 1,806 shares of common stock held directly by Mr. Fox at an exercise price of $48.72 per share; (iv) options to purchase 4,323 of common stock held directly by Mr. Fox at an exercise price of $46.80 per share; (v) a warrant to purchase 9,123 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $30.84 per share; (vi) a warrant to purchase 9,123 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $41.16 per share; and (vii) a warrant to purchase 9,123 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $23.16 per share. See “Board of Directors – Arrangements With Directors Regarding Election.”

(11)	Includes: (i) 51,986 shares of common stock held by Mr. Tenwick; and (ii) options to purchase 2,315 shares of common stock at an exercise price of $48.72 per share.
(12)	Includes: (i) 15,494 shares of common stock held by Mr. Morrison; and (ii) options to purchase 4,323 shares of common stock held by Mr. Morrison at an exercise price of $46.80 per share.
(13)	Includes 9,562 shares of common stock held by Mr. Taylor.
(14)	Includes: (i) 650 shares of common stock held by Mr. Cain; and (ii) options to purchase 375 shares of common stock held by Mr. Cain at an exercise price of $51.60 per share.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since January 1, 2018, except that Mr. Taylor filed a late report on Form 3 with respect to his appointment as a director.

ADDITIONAL INFORMATION

Other Business for Presentation at the Annual Meeting

The Board and management do not currently intend to bring before the Annual Meeting any matters other than those discussed in this proxy statement, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of shareholders properly come before the Annual Meeting, the Proxy Holders intend to exercise the discretionary authority conferred by the proxies and vote the shares represented thereby in respect of any such other matter or business in accordance with their discretion.

2018 Annual Report

Our audited consolidated financial statements are included in the 2018 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549.  A copy of the 2018 Annual Report (excluding exhibits) also will be furnished, without charge, by writing to the Corporate Secretary, 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.

Shareholder Proposals for Inclusion in the 2020 Proxy Statement

If any shareholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2020 Annual Meeting, then such proposal must be received by the Company not later than the close of business at 5:00 p.m., local time, on July 25, 2020, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting.  Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act are required to be submitted to the Company’s Corporate Secretary at our principal executive offices, located at 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.

Procedures for Business Matters and Director Nominations for Consideration at the 2020 Annual Meeting

Section 2.15 of our Bylaws sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at an annual or special meeting of shareholders. Set forth below is a summary of these procedures, including notice deadlines for the 2020 Annual Meeting.

Notice Requirements for Shareholder Proposals (Excluding Director Nominations). Section 2.15(a) of our Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described below) shall be submitted by a shareholder (a “Shareholder Proposal”) to the Company’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice which includes, among other things:

(i)

the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons (as defined in Section 2.15(a) of our Bylaws) acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on the Company’s books (if they so appear);

(ii)

the class and number of shares of the Company that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);

(iii)	a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of our Bylaws;

(iv)

a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(v)

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to the Company’s securities;

(vi)

a representation that the Proponent is a holder of record of the capital stock of the Company entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)

a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and

(viii)

any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.

The notice shall also include such other information as the Board reasonably determines is necessary or appropriate to enable it and the shareholders of the Company to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.

The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with procedures prescribed by our Bylaws or otherwise is not in accordance with law, and if it is so determined, such officer will declare so at the meeting and the Shareholder Proposal will be disregarded. No provision of our Bylaws shall affect any rights of a shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Notice Requirements for Director Nominations. Section 2.15(b) of our Bylaws provides that only persons who are selected and recommended by the Board or the committee of the Board designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of our Bylaws.

Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nominee, including the information identified in Section 2.15(b) of our Bylaws; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of our Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act of 1933, as amended; (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

In addition, the Nomination Notice shall set forth, as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Company; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Company entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.

The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Company. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.

If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by our Bylaws, the presiding officer will so declare to the meeting and the defective nomination will be disregarded.

Notice Deadlines. Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Company’s Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Company’s Secretary at our principal executive office not later than the close of business on: (i) the 90th day prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.

In order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at the 2020 Annual Meeting, Shareholder Proposals and Nomination Notices in connection with such meeting must be delivered to the Company’s Secretary at the our principal executive offices, located at 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024 no earlier than July 23, 2020 and not later than August 22, 2020.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone -QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 22, 2019. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU MAIL – Mark, sign and date your proxy ARE VOTING ELECTRONICALLY OR BY PHONE. card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED. Please mark PROXY your votes like this X The Board of Directors unanimously recommends you vote “FOR” Proposals 1, 2 and 4 and for “3 Years” on Proposal 3. 1. To elect the four director nominees listed below to serve 3. Recommendation, by non-binding 3 YEARS 2 YEARS 1 YEAR ABSTAIN until the 2020 Annual Meeting of Shareholders and until advisory vote, of the frequency of the their successors are elected and qualified, or until their Say-on-Pay vote. (Say-When-on-Pay) earlier death, resignation or removal (Proposal 1). (Proposal 3). FOR WITHHOLD (1) Michael J. Fox 4. To ratify the appointment of Cherry FOR AGAINST ABSTAIN (2) Brent Morrison Bekaert, LLP as the Company’s independent registered public accounting (3) Kenneth W. Taylor firm for the year ending December 31, (4) David A. Tenwick 2019 (Proposal 4). 2. To approve, by non-binding advisory FOR AGAINST ABSTAIN vote, our executive compensation (“Sayon- Pay”) as described in the Proxy CONTROL NUMBER Statement (Proposal 2). Signature Signature, if held jointly Date, 2019 Note: Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, DECEMBER 23, 2019 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders The 2019 Proxy Statement and the 2018 Annual Report tohttps://www.cstproxy.com/regionalhealthproperties/2019 . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . PROXY THIS PR OXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS REGIONAL HEALTH PROPERTIES, INC. 454 Satellite Boulevard NW Suite 100 Suwanee, Georgia 30024 The undersigned shareholder of Regional Health Properties, Inc., a Georgia corporation (the “Company”), hereby constitutes and appoints Brent Morrison and E. Clinton Cain, and each of them individually, each with full power of substitution and re substitution, to vote the number of shares of the Company’s common stock which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on Monday, December 23, 2019 at 10:00 a.m., local time, at the Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia, or at any adjournment or postponement thereof (the “Annual Meeting”), upon the proposals described in the Notice of 2019 Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”), the receipt of which is acknowledged, in the manner specified below. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournment or postponement of the Annual Meeting and on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted “FOR” the election of the director nominees named on reverse side and on Proposal 2, 3 and 4 and in accordance with the recommendation of the Board of Directors. In addition, discretionary authority is hereby confirmed to vote in the discretion of the proxy holders as to all other matters as to which properly come before the Annual Meeting or any adjournment or postponement thereof. (Continued and to be marked, dated and signed, on the other side)